Exhibit 99.1

LML REPORTS PROFITABLE RESULTS FOR FIRST QUARTER 2012

Overall Revenue Increases 16%
Profitability Achieved Across All Three Business Segments

VANCOUVER, BC, August 11, 2011 — LML PAYMENT SYSTEMS INC. (NASDAQ: LMLP), a leading payments technology provider of financial payment solutions for e-commerce and traditional businesses, reports results for its first quarter ended June 30, 2011.

Revenue for the three months ended June 30, 2011 was $5,976,000, an increase of 16% over the $5,131,000 in revenue for the three months ended June 30, 2010. Gross profit was $2.6 million or 44%.  Net income for the quarter was $693,000, or $0.02 per share, compared to net income of $541,000, or $0.02 per share, for the first quarter ended June 30, 2010.

Q1 Highlights

•	Overall revenue increased 16%
•	Net income improved 28% to $693,000
•	Transaction Payment Processing Segment continued to grow in excess of 30%
•	Launched multi-currency processing solution for over 150 currencies
•	Activated 696 new merchants
•	Check Processing Segment revenue increased 24.8%
•	All three business segments achieved profitability

“We are pleased with these profitable results.  Once again, all three of our business units achieved profitability.  Revenue from our TPP segment continued to grow at just over 30%.  We added nearly 700 new active merchants and developed and launched two new payment products including a multi-currency solution and a customized payment and reward software solution for an existing client.  We continued with the monetization of our intellectual property assets as we licensed one defendant involved in our patent litigation on a fully paid-up, non-recurring basis.  We believe these efforts will be key in supporting our growth objectives both organically and inorganically as a payments processor, particularly during this very exciting time as commerce convergence opportunities continue to advance across many different models and industries,” said Patrick H. Gaines, Chief Executive Officer of LML.

Conference Call

Management will host a conference call on Friday, August 12 at 1:30pm Pacific Time (4:30pm Eastern Time) to discuss these results.  To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator’s instruction.  If you are calling from the United States or Canada, please dial 1-800-682-8537.   International callers please dial 303-223-2687.

If you are unable to join the call, an audio recording of the call will be available on our website at www.lmlpayment.com.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its Canadian subsidiary Beanstream Internet Commerce Inc., and US subsidiaries Beanstream Internet Commerce Corp (www.beanstream.com) and LML Payment Systems Corp., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses. We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40,220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

-cont’d-

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Cont’d…

LML PAYMENT SYSTEMS INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(In U.S. Dollars, except as noted below)
(Unaudited)

	As at June 30,	As at March 31,	As at April 1,
	2011	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$22,726,293	$26,917,491	$5,069,763
Funds held for merchants	8,357,070	7,164,420	5,804,752
Restricted cash	175,000	175,000	175,000
Accounts receivable, less allowance of $28,295 ($28,152; $31,463)	1,993,388	1,103,529	799,584
Corporate taxes receivable	160,866	101,162	1,072,930
Prepaid expenses	244,987	266,066	416,507
Total current assets	33,657,604	35,727,668	13,338,536

Property and equipment, net	151,304	163,222	219,580
Patents	246,022	287,877	455,304
Restricted cash	263,504	262,644	255,247
Deferred tax assets	899,233	1,189,747	3,687,333
Goodwill	17,874,202	17,874,202	17,874,202
Other intangible assets	4,091,400	4,215,187	4,710,337
Other assets	21,086	21,041	20,641

Total assets	$57,204,355	$59,741,588	$40,561,180

LIABILITIES
Current liabilities
Accounts payable	$706,372	$702,820	$836,274
Accrued liabilities	1,250,509	1,390,847	1,040,443
Corporate taxes payable	459,237	4,796,157	-
Funds due to merchants	8,357,070	7,164,420	5,804,752
Current portion of obligations under finance lease	2,460	2,460	11,195
Current portion of deferred revenue	1,423,410	1,420,228	1,325,983
Total current liabilities	12,199,058	15,476,932	9,018,647

Obligations under finance lease	7,380	7,380	9,840

Deferred revenue	627,875	935,979	2,155,162

Total liabilities	12,834,313	16,420,291	11,183,649

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Capital stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-	-
Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-	-
Common shares, no par value, 100,000,000 shares authorized, 28,233,434 issued and outstanding (28,127,184; 27,241,408)	53,883,659	53,557,276	50,152,385

Contributed surplus	8,834,435	8,819,006	7,987,727
Warrants	113,662	113,662	649,500
Deficit	(18,870,631)	(19,563,201)	(29,562,166)
Accumulated other comprehensive income	408,917	394,554	150,085
Total shareholders’ equity	44,370,042	43,321,297	29,377,531

Total liabilities and shareholders’ equity	$57,204,355	$59,741,588	$40,561,180

Cont’d

LML PAYMENT SYSTEMS INC.
CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME

(In U.S. Dollars, except share data)
(Unaudited)

	Three Months Ended
	June 30
	2011	2010

REVENUE	$5,976,324	$5,130,919
COST OF REVENUE	3,321,826	2,605,782
GROSS PROFIT	2,654,498	2,525,137

OPERATING EXPENSES
General and administrative	889,146	1,057,917
Sales and marketing	210,223	108,336
Product development and enhancement	247,195	127,048
Amortization of intangible assets	165,645	165,645
INCOME BEFORE OTHER INCOME AND INCOME TAXES	1,142,289	1,066,191

Foreign exchange gain	31,650	67,902
Interest income	17,177	6,119
INCOME BEFORE INCOME TAXES	1,191,116	1,140,212

Income tax expense (recovery)
Current	208,032	(341,218)
Deferred	290,514	940,325
	498,546	599,107

NET INCOME	692,570	541,105

OTHER COMPREHENSIVE INCOME
Unrealized foreign exchange gain (loss) on translation of foreign operations	14,363	(91,936)

TOTAL COMPREHENSIVE INCOME	$706,933	$449,169

EARNINGS PER SHARE, basic and diluted	$0.02	$0.02

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	28,149,725	27,251,984
Diluted	28,987,253	27,496,401

LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Three Months Ended
	June 30
	2011	2010

Operating Activities:
Net income	$692,570	$541,105
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Amortization of property and equipment	34,240	37,529
Amortization of intangible assets	165,645	165,645
Stock-based compensation	136,437	130,514
Deferred income taxes	290,514	940,325
Foreign exchange (gain)	(3,703)	-

Changes in non-cash operating working capital
Accounts receivable	(884,868)	(56,055)
Corporate taxes receivable	(59,169)	(344,293)
Prepaid expenses	21,507	12,065
Accounts payable and accrued liabilities	(138,024)	232,863
Corporate taxes payable	(4,336,920)	-
Deferred revenue	(305,947)	(266,943)
Net cash (used in) provided by operating activities	(4,387,718)	1,392,755

Investing Activities:
Acquisition of property and equipment	(21,242)	(3,420)
Proceeds from disposal of property and equipment		-
Net cash used in investing activities	(21,242)	(3,420)

Financing Activities:
Principal payments on finance leases	-	(4,318)
Proceeds from exercise of stock options	205,375	-
Net cash provided by (used in) financing activities	205,375	(4,318)

Effects of foreign exchange rate changes on cash and cash equivalents	12,387	(64,386)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,191,198)	1,320,631

Cash and cash equivalents, beginning of period	26,917,491	5,069,763

Cash and cash equivalents, end of period	$22,726,293	$6,390,394

Supplemental disclosure of cash flow information
Interest paid	$-	$-
Taxes paid	$4,599,921	$-

CONTACTS:

Patrick H. Gaines                                                          Investor Relations
Chief Executive Officer                                                        (800) 888-2260
(604) 689-4440

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